STIFEL FINANCIAL CORP.
                Form 8-K dated September 26, 1997
                           Exhibit 99
                   [Drohlich Associates logo]  DROHLICH
                                               ASSOCIATES
                                               Public Relations
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From:  Michael L. Drohlich
       Drohlich associates
       11330 Olive Blvd., Ste. 225
       St. Louis, Missouri 63141

       (314) 567-4030 (Office)
       (314) 878-6246 (Home)

                                 September 26, 1997


                      NEW PRESIDENT ELECTED
                       AT STIFEL, NICOLAUS

For Immediate Release


ST. LOUIS. . . Ronald J. Kruszewski has been elected president and chief executive officer of Stifel Financial Corp. (NYSE: SF), according to George H. Walker III, chairman of the board.
     Kruszewski, age 38, had been a managing director and the chief financial officer of the holding company which includes Robert W. Baird & Co., Incorporated, Milwaukee, Wisconsin, a regional investment banking firm.
     At Robert W. Baird, Kruszewski was responsible for asset management, legal and compliance, operations, information technology and finance. He also served as co-head of the Financial Institutions Corporate Finance Group.
     He joined that company in 1989 as chief financial officer and director of strategic planning. In 1992, he began serving as a regional director of the firm's Private Client Group. He was appointed to his most recent position in 1993.
     Walker said, "We are delighted that Ron has decided to join our firm. His diverse experience, coupled with his youth, will provide Stifel with leadership for decades to come."

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New President Elected at Stifel, Nicolaus
September 26, 1997
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     Kruszewski earned his Bachelor of Science degree in 1981
from Indiana University, Bloomington.
     Stifel Financial Corp. is headquartered in St. Louis, Mo. The firm is engaged in securities brokerage, investment banking and money management. It has 42 offices in 14 states and employs almost 300 investment executives. The company is a member of the New York Stock Exchange and SIPC.

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